Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Entergy Corporation on Form S-8 of our report dated January 31, 2002, which report includes an explanatory paragraph regarding Entergy Corporation's change in 2001 in the method of accounting for derivative instruments, appearing in the Annual Report on Form 10-K of Entergy Corporation for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
August 15, 2002